NEURO-HITECH DIRECTOR ADOPTS RULE 10b5-1 PLAN

New York, NY - September 18, 2007 -- Neuro-Hitech, Inc. (NASDAQ: NHPI - News), a biopharmaceutical company focused on the development and commercialization of next-generation compounds for neurodegenerative diseases, today announced that Alan Kestenbaum, a director and founder of the company, established a pre-arranged stock trading plan, in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Rule 10b5-1 permits individuals who are not in possession of material, non-public information at the time the plan is adopted to establish pre-arranged plans to buy or sell company stock. Using these plans, individuals can prudently and gradually diversify their investment portfolios over an extended period of time.

Mr. Kestenbaum has authorized the sale of up to 120,000 shares of the company’s common stock spread over a three month period subject to certain price restrictions. The plan remains in effect until the earlier of the completion of the sale of 120,000 shares, or until December 11, 2007.

Mr. Kestenbaum currently has beneficial ownership of 2,207,176 shares of the company’s common stock, or approximately 17.8% of the total shares outstanding. If the target prices of the plan are achieved and all stock eligible for sale under the plan is sold, Mr. Kestenbaum will still beneficially own approximately 16.8% of the company’s current outstanding stock.

In adopting his plan, Mr. Kestenbaum advised the company that the decision to sell small portions of his shares was a personal one and part of a long-term strategy for asset diversification and liquidity. He further advised the company that his commitment to and confidence in Neuro-Hitech remains unchanged.

Any transactions under the Rule 10b5-1 plan will be disclosed through Form 144 and Form 4 filings with the Securities and Exchange Commission.

About Neuro-Hitech, Inc.

Neuro-Hitech, Inc. is a New York-based biopharmaceutical company that is focused specifically on developing next-generation therapies for neurodegenerative diseases. Our lead product candidate, Huperzine A, is being clinically tested for efficacy in the treatment of Alzheimer's disease and has shown to protect nerve cell death and have longer duration of AChE inhibitory action. In addition to huperzine, Neuro-Hitech has two major preclinical development programs. The first program is developing second generation anti-amyloid compounds which target A-beta and Tau proteins. Neuro-Hitech's second major preclinical program is targeted to the development of a novel series of compounds designed to treat (anti-ictogenic) and prevent (anti-epileptogenic) epilepsy.

More information about Neuro-Hitech can be found online at www.neurohitech.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act and Section 21E of the Exchange Act). To the extent that any statements made in this press release contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as "expects," "plans," "will," "may," "anticipates," "believes," "should," "intends," "estimates," "projects" and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include those outlined in "Risk Factors" found within our Annual Report on Form 10-KSB and include, without limitation, Neuro-Hitech's limited cash and ability to raise capital to finance the growth of Neuro-Hitech's operations, the ability of Neuro-Hitech to develop its products and obtain necessary governmental approvals, Neuro-Hitech's ability to protect its proprietary information, Neuro-Hitech's ability to attract or retain qualified personnel, including scientific and technical personnel and other risks detailed from time to time in Neuro-Hitech's filings with the SEC, or otherwise.